Exhibit 4.1







                                $500,000,000


                           BRIDGE CREDIT AGREEMENT


                                 dated as of


                               August 23, 2007


                                    among


                                CON-WAY INC.,
                                as Borrower


                           The Banks Party Hereto


                     GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Syndication Agent


                                     and


                     GOLDMAN SACHS CREDIT PARTNERS L.P.,
                          as Administrative Agent


                       ______________________________

                     GOLDMAN SACHS CREDIT PARTNERS L.P.,
                 as Sole Lead Arranger and Sole Book Runner











                              TABLE OF CONTENTS

                                                                         Page

ARTICLE 1 DEFINITIONS
     Section 1.01 Definitions.......................................
     Section 1.02 Accounting Terms and Determinations...............
     Section 1.03 Types of Borrowings...............................

ARTICLE 2 THE CREDITS
     Section 2.01 Commitments to Lend...............................
     Section 2.02 Notice of Borrowing...............................
     Section 2.03 [Reserved]........................................
     Section 2.04 Notice to Banks; Funding of Loans.................
     Section 2.05 Notes; Loan Accounts; Records.....................
     Section 2.06 Maturity of Loans.................................
     Section 2.07 Interest Rates....................................
     Section 2.08 Agent's Fees......................................
     Section 2.09 Optional Termination or Reduction of Commitments..
     Section 2.10 Method of Electing Interest Rates.................
     Section 2.11 Mandatory Termination of Commitments..............
     Section 2.12 Payments..........................................
     Section 2.13 General Provisions as to Payment..................
     Section 2.14 Funding Losses....................................
     Section 2.15 Computation of Interest...........................
     Section 2.16 Maximum Interest Rate.............................

ARTICLE 3 CONDITIONS
     Section 3.01 Conditions to Effectiveness.......................
     Section 3.02 Loans.............................................

ARTICLE 4 REPRESENTATIONS AND WARRANTIES
     Section 4.01 Corporate Existence and Power.....................
     Section 4.02 Corporate and Governmental Authorization; No Contravention.
     Section 4.03 Binding Effect....................................
     Section 4.04 Financial Information.............................
     Section 4.05 Litigation........................................
     Section 4.06 Compliance with ERISA.............................
     Section 4.07 Environmental Matters.............................
     Section 4.08 Taxes.............................................
     Section 4.09 Subsidiaries......................................
     Section 4.10 Not an Investment Company; Federal Reserve Regulations.
     Section 4.11 Full Disclosure...................................

ARTICLE 5 COVENANTS
     Section 5.01 Information.......................................
     Section 5.02 Payment of Obligations............................
     Section 5.03 Maintenance of Property; Insurance................
     Section 5.04 Conduct of Business and Maintenance of Existence..
     Section 5.05 Compliance with Laws..............................
     Section 5.06 Inspection of Property, Books and Records.........
     Section 5.07 Debt..............................................
     Section 5.08 Leverage Ratio....................................
     Section 5.09 Negative Pledge...................................
     Section 5.10 Consolidations, Mergers and Sales of Assets.......
     Section 5.11 Use of Proceeds...................................
     Section 5.12 Fixed Charge Coverage.............................
     Section 5.13 Transactions with Third Party Affiliates..........

ARTICLE 6 DEFAULTS
     Section 6.01 Events of Default.................................
     Section 6.02 Notice of Default.................................

ARTICLE 7 THE AGENT AND THE CO-AGENTS
     Section 7.01 Appointment and Authorization.....................
     Section 7.02 Agent and Affiliates..............................
     Section 7.03 Action by Agent...................................
     Section 7.04 Consultation with Experts; Delegation of Duties...
     Section 7.05 Liability of Agent................................
     Section 7.06 Reliance by Agent.................................
     Section 7.07 Notice of Default.................................
     Section 7.08 Indemnification...................................
     Section 7.09 Credit Decision...................................
     Section 7.10 Successor Agent...................................
     Section 7.11 Additional Agents.................................

ARTICLE 8 CHANGE IN CIRCUMSTANCES
     Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair.
     Section 8.02 Illegality........................................
     Section 8.03 Increased Cost and Reduced Return.................
     Section 8.04 Taxes.............................................
     Section 8.05 Base Rate Loans Substituted for Affected Euro-Dollar Loans.
     Section 8.06 Substitution of Banks.............................

ARTICLE 9 MISCELLANEOUS
     Section 9.01 Notices...........................................
     Section 9.02 No Waivers........................................
     Section 9.03 Expenses; Indemnification.........................
     Section 9.04 Set-Off; Sharing of Set-offs......................
     Section 9.05 Amendments and Waivers............................
     Section 9.06 Successors and Assigns............................
     Section 9.07 Collateral........................................
     Section 9.08 Governing Law; Submission to Jurisdiction.........
     Section 9.09 Counterparts; Integration.........................
     Section 9.10 Waiver of Jury Trial..............................
     Section 9.11 Confidentiality...................................
     Section 9.12 Survival..........................................
     Section 9.13 Patriot Act Notice................................
     Section 9.14 Absence of Fiduciary Relationship; Affiliate Activities.

     SCHEDULE 1      Commitment Schedule
     SCHEDULE 2      Pricing Schedule
     SCHEDULE 5.07   List of Subsidiary Debt
     SCHEDULE 5.09   List of Existing Liens
     EXHIBIT A       Form of Note
     EXHIBIT B       Assignment and Assumption Agreement
     EXHIBIT C       Subsidiary Guaranty Agreement
     EXHIBIT D       Calculation of Funding Losses













                           BRIDGE CREDIT AGREEMENT

     THIS BRIDGE CREDIT AGREEMENT dated as of August 23, 2007 is by and among CON-WAY INC., a Delaware corporation, the BANKS party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, Administrative Agent, Sole Lead Arranger and Sole Book Runner.

                                 WITNESSETH

     WHEREAS, the Borrower has requested that the Banks provide $500 million in term loans for the purposes hereinafter set forth; and

     WHEREAS, the Banks have agreed to make the requested term loans available to the Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE 1

                                 DEFINITIONS

     Section 1.01 Definitions.

     The following terms, as used herein, have the following meanings:

     "Acquired  Business"  means  Transportation   Resources,  Inc.  and  its
subsidiaries.

     "Acquisition"  means  the  acquisition  contemplated   by   the   Merger
Agreement.

     "Adjusted  London  Interbank Offered Rate" has the meaning set forth  in
Section 2.07(b).

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Agent" means GSCP, as administrative agent for the Banks, and its successors in such capacity.

     "Aggregate  Usage"  means,  at  any  time,  the  aggregate   outstanding
principal amount of the Loans at such time.

     "Agreement" means this Bridge Credit Agreement, as it may be amended, modified, supplemented and extended from time to time.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Bank" means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 9.06(c), and their respective successors.

     "Base Rate"  means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or pursuant to Article 8.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower"  means  Con-way  Inc.,  a  Delaware  corporation,   and   its
successors.

     "Borrowing" has the meaning set forth in Section 1.03.

     "Closing Date" has the meaning set forth in Section 3.01.

     "Commitment" means, as the context requires, either (a) the commitment of a Bank to extend credit to the Borrower hereunder or (b) the amount of such commitment, which is (i) with respect to any Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule or (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to
Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09 or 2.11 or changed as a result of an assignment pursuant to Section 9.06(c).

     "Commitment Schedule" means  the  Commitment Schedule attached hereto as
Schedule 1.

     "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, less, to the extent included in the determination of Debt of the Borrower and its Consolidated Subsidiaries, all obligations of the Borrower and its Consolidated Subsidiaries in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

     "Consolidated  EBITDA"  means,  for  any  period,  the  sum  of, without duplication, (i) the consolidated net income before income taxes of the Borrower and its Consolidated Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated income before income taxes, the sum of (A) interest expense, (B) depreciation and amortization, (C) other non-cash items (including charges associated with the Borrower's existing claims against the United States Postal Service, charges associated with any write-down of goodwill pursuant to FAS 142, and charges associated with the grant of stock options and excluding (a) any non-cash item to the extent representing an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period and (b) ordinary accruals), (D) losses from discontinuances, and (E) losses from any extraordinary and non-recurring items, minus (iii) to the extent increasing net income for such period, gains from discontinuances and any extraordinary, non-recurring or non-cash items, excluding (a) any non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period and (b) ordinary accruals. If an acquisition or series of related acquisitions, or disposition or series of related dispositions, of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common equity of a Person (each, a "Subject Transaction") shall, (x) for purposes of Section 5.12, occur during such period and (y) for purposes of Section 5.08 and the Pricing Schedule, occur during or subsequent to such period and on or prior to the date of any relevant calculation, in each such case, Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation SX promulgated under the Securities Act of 1933, as amended from time to time, and any successor statute, and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer or chief accounting officer of the Borrower) using the historical financial statements of any business so acquired or disposed of pursuant to such Subject Transaction and the consolidated financial statements of the Borrower which shall be reformulated as if such Subject Transaction had been consummated at the beginning of such period.

     "Consolidated EBITDAR" means, for any period, the sum of (i) Consolidated EBITDA for such period plus (ii) to the extent deducted in determining such Consolidated EBITDA, Consolidated Rental Expense for such period.

     "Consolidated   Fixed  Charges"  means,  for  any  period,  the  sum  of
Consolidated Interest Expense and Consolidated Rental Expense for such period.

     "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries (but excluding any interest expense relating to any Debt that is the subject of a legal or a covenant defeasance) determined on a consolidated basis for such period, and adjusted to give pro forma effect to any Subject Transaction (as defined in "Consolidated EBITDA") that has occurred during such period as if it had occurred on the first day of such period.

     "Consolidated Net Tangible Assets" means at any date the consolidated assets of the Borrower and its Consolidated Subsidiaries (as shown on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of a fiscal quarter) after deducting therefrom (i) all current liabilities (excluding current liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 365 days after the time of determination and excluding current maturities of long-term debt and current maturities of capitalized lease obligations), and (ii) all goodwill, tradenames, trademarks, patents, debt discounts and expense and other intangibles, in each case in this clause
(ii), net of applicable amortization (all as shown on the most recent consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of the end of a fiscal quarter).

     "Consolidated Rental Expense" means, for any period, the sum of (without duplication) (a) rental expense for operating leases of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period plus (b) rental expense for operating leases of the Borrower or any of its Consolidated Subsidiaries assigned to a third party and guaranteed by the Borrower or any of its Consolidated Subsidiaries determined on a consolidated basis for such period, and adjusted to give pro forma effect to any Subject Transaction (as defined in "Consolidated EBITDA") that has occurred during such period as if it had occurred on the first day of such period.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Continuing Director" means (i) any individual who is a director of the Borrower on the Closing Date and (ii) any individual who becomes a director of the Borrower after the Closing Date and is elected or nominated for election as a director of the Borrower by a majority of the individuals who were Continuing Directors immediately before such election or nomination.

     "Credit Party" means the Agent or any Bank, as the case may be.

     "Debt" of any Person means at any date, without duplication:

          (i) all obligations of such Person for borrowed money (other than overdrafts or other similar obligations not outstanding for more than three Domestic Business Days (or in the case of a Foreign Subsidiary, ten Domestic Business Days) arising in the ordinary course of business),

         (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

        (iii) all obligations of such Person to pay the deferred purchase price of property or services, except overdrafts or other similar obligations not outstanding for more than three Domestic Business Days (or in the case of a Foreign Subsidiary, ten Domestic Business Days) or trade accounts payable, in each case, arising in the ordinary course of business,

        (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,

         (v) all obligations of such Person to reimburse banks for drawings under letters of credit or payments with respect to bankers'
     acceptances, which obligations remain unpaid for more than three Domestic Business Days (or in the case of a Foreign Subsidiary, ten Domestic Business Days) after they become due, or, if later, after such Person is notified of the due date thereof,

        (vi)   all obligations of the types referred  to  in  clauses (i)  to
     (v), inclusive, of this definition which are secured by a Lien on any asset of such Person, whether or not such obligations are otherwise obligations of such Person; provided that the amount of Debt attributed, for purposes of this Agreement, to any such obligation that is not otherwise an obligation of such Person shall be limited to the lesser of
     (x) the net book value of the assets of such Person by which such obligation is secured or (y) the amount of such obligation secured thereby (excluding accrued interest for the current period); and

       (vii) all Guarantees by such Person of obligations of others of the types referred to in clauses (i) to (v), inclusive, of this definition (which Guarantees shall be deemed to constitute Debt in an amount equal to the lesser of (x) the maximum amount of such Guarantee and (y) the amount of such obligation of others Guaranteed thereby).

Debt of any Person shall not include any obligation of such Person that is the subject of a legal or covenant defeasance and is fully secured by cash or cash equivalents (which cash or cash equivalents shall not be included as an asset of the Borrower and its Subsidiaries for purposes of this Agreement, including, without limitation, for purposes of Section 5.08 and Schedule 2).

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Bank" means a Bank that defaults in its obligation to fund a Loan.

     "Dollars" and "$" means the lawful currency of the United States.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous
Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower and all other corporations, trades or businesses (whether or not incorporated) to the extent collectively treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Loan which bears interest based upon a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Euro-Dollar Rate" means  a  rate  of  interest  determined  pursuant to
Section 2.07(b) on the basis of a London Interbank Offered Rate.

     "Euro-Dollar   Reserve   Percentage"   has  the  meaning  set  forth  in
Section 2.07(b).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to GSCP on such day on such transactions as determined by the Agent.

     "Financing Documents" means this Agreement, the Subsidiary Guaranty Agreement and the Notes, if any.

     "Fitch" means Fitch Ratings, a majority-owned subsidiary of Fimalac, S.A., and its successors or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Required Banks, with the approval of the Borrower, by notice to the Agent and the Borrower.

     "Foreign Bank" has the meaning set forth in Section 8.04(d).

     "Foreign Subsidiary" means any Subsidiary which is a "controlled foreign corporation" within the meaning of Section 957 of the Internal Revenue Code.

     "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Group" or "Group of Loans" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or
(ii) all Loans which are Euro-Dollar Loans of the same type having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GSCP" means Goldman Sachs Credit Partners L.P., and its successors.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Indemnified Liabilities" has the meaning set forth in Section 9.03(b).

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Interest Period" means:

    (a) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing therefor specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three, six or nine months thereafter, as the Borrower may elect in the applicable notice; provided that:

         (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day, and

        (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month, and

       (iii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Lien" means with respect to any asset (including without limitation any account receivable), any mortgage, lien, pledge, charge or security interest of any kind, or any encumbrance constituting a security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed (x) to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset and (y) not to own subject to a Lien any asset which it leases under a lease that is
classified  as  an  operating  lease  under  generally  accepted   accounting
principles.

     "Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be. The term "Loan" also refers a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

     "London  Interbank   Offered   Rate"   has  the  meaning  set  forth  in
Section 2.07(b).

     "Material Debt" means Debt (other than the Loans) of the Borrower and/or one or more of its Subsidiaries in an aggregate outstanding principal amount exceeding $75,000,000. For purposes of this definition, if the Debt arising from any single transaction has an outstanding principal amount less than $1,000,000, it shall be excluded, but Debts arising from one or more related or unrelated transactions shall be aggregated if the Debt arising from each such transaction has an outstanding principal amount of $1,000,000 or more.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.

     "Maturity Date" means August 21, 2008.

     "Merger Agreement" means the Agreement and Plan of Merger among the Borrower, Transportation Resources, Inc. and the other parties thereto dated as of July 13, 2007.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 400l(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Nonpublic   Information"  means  information   which   has   not   been
disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Notice  of  Interest  Rate  Election"  has  the meaning  set  forth  in
Section 2.10(ii).

     "Obligor" means each of the Borrower and the Subsidiary Guarantors, and "Obligors" means all of the foregoing.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.06(b).

     "Patriot Act" has the meaning set forth in Section 9.13.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to each Bank, the percentage that such Bank's Commitment constitutes of the aggregate amount of the Commitments of all Banks.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Platform" has the meaning set forth in Section 5.01(k).

     "Pricing  Schedule"  means  the  Pricing  Schedule  attached  hereto  as
Schedule 2.

     "Prime Rate" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent or any other Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Qualified Variable Rate Demand Note" means, at any time, a variable rate demand note having, at the time of acquisition, (a) in the case of long term notes, a long term rating of A or higher by S&P or Fitch, or (b) in the case of short term notes, a short term rating of A-1 or higher by S&P or F-1 or higher by Fitch.

     "Quarterly  Dates"  means  each  March 31,   June 30,  September 30  and
December 31.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having more than 50% of the Aggregate Usage.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or if Standard & Poor's Ratings Group shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Required Banks, with the approval of the Borrower, by notice to the Agent and the Borrower.

     "Significant Subsidiary" means any Subsidiary (other than Emery Insurance Company Limited) of the Borrower which has total assets or revenues in excess of 10% of the consolidated total assets or consolidated revenues of the Borrower and its Consolidated Subsidiaries, all calculated at the date of the most recent financial statements delivered to the Agent pursuant to
Section 5.01 or, in the case of revenues, for the twelve calendar months then ended.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect or appoint a majority of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies of such corporation or other entity is at the time owned or controlled, directly or indirectly, by the Borrower or one or more of the Borrower's other Subsidiaries or a combination thereof (it being understood that Vector SCM, LLC is not, as of the Closing Date, a Subsidiary).

     "Subsidiary Guarantors" means, at any date,  (i)  Con-way  Freight Inc.,
(ii) Menlo Worldwide, LLC, (iii) Menlo Logistics, Inc., (iv) Transportation Resources, Inc., (v) Contract Freighters, Inc. and (vi) each other Subsidiary of the Borrower which is a party to the Subsidiary Guaranty Agreement as of such date.

     "Subsidiary Guaranty Agreement" means a Subsidiary Guaranty Agreement among the Borrower, the Subsidiary Guarantors and the Agent, as executed and delivered pursuant to Section 3.01(c) and as the same may be amended from time to time in accordance with the terms thereof.

     "Taxes" has the meaning set forth in Section 8.04(a).

     "Third Party Affiliate" means (i) any Person or any group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly (through Subsidiaries) owned by the Borrower.

     Section 1.02 Accounting Terms and Determinations.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes agreed to by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Agent; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in
Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 1.03 Types of Borrowings.

     The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Section 2.01 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).

                                  ARTICLE 2

                                 THE CREDITS

     Section 2.01 Commitments to Lend.

     Each Bank (severally and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make a loan in Dollars to the Borrower pursuant to this Section on the Closing Date in an amount that does not exceed Commitment of such Bank. The Borrowing pursuant to this Section
2.01 shall be in an aggregate principal amount equal to $10,000,000 or any larger integral multiple of $1,000,000, and shall be made from the several Banks ratably in accordance with their respective Percentages. Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Notwithstanding the foregoing, the sole Bank on the Closing Date shall be Goldman Sachs Credit Partners L.P.

     Section 2.02 Notice of Borrowing.

     The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than (a) 12:00 Noon (New York City time) on the Domestic Business Day before each Base Rate Borrowing (or the same Domestic Business Day, as the Agent may agree, provided that if any Bank is a Foreign Bank that does not have a lending office in the United States, the consent of such Bank shall be required for such shorter notice) and (b) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

        (ii)   the aggregate amount of such Borrowing,

       (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or based upon a Euro-Dollar Rate, and

        (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

provided that the Borrower may not deliver a Notice of Borrowing if after giving effect to the requested Borrowing there would be more than ten Euro-Dollar Borrowings outstanding.

     Section 2.03 [Reserved].

     Section 2.04 Notice to Banks; Funding of Loans.

    (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

    (b) Not later than (x) 12:00 Noon (New York City time) on the date of each Borrowing other than a Base Rate Borrowing and (y) 1:00 P.M. (New York City time) on the date of each Base Rate Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will, promptly after receipt thereof, make the funds so received from the Banks available to the Borrower as the Borrower may direct in the applicable Notice of Borrowing.

    (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank agrees to repay to the Agent, within one Domestic Business Day after demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

    (d) No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make its ratable share of a Borrowing hereunder; provided, however, that the failure of any Bank to fulfill its obligations hereunder shall not relieve any other Bank of its obligations hereunder.

    (e) Except as otherwise expressly provided in this Agreement, if any Credit Party shall fail to remit to any other Credit Party an amount payable by such first Credit Party to such other Credit Party pursuant to this Agreement on the date when such amount is due, such payments shall be made by such first Credit Party together with interest thereon for each date from the date such amount is due until the date such amount is paid to such other Credit Party at a rate per annum equal to the Federal Funds Rate.

     Section 2.05 Notes; Loan Accounts; Records.

    (a) The Loans of each Bank shall be evidenced by one or more accounts maintained by such Bank on behalf of its Applicable Lending Office in accordance with paragraph (d) below.

    (b) The Borrower hereby agrees that if any Bank requests a promissory note to evidence the Loans of such Bank, the Borrower shall promptly execute and deliver to such Bank a promissory note substantially in the form of Exhibit A attached hereto, payable to the order of such Bank. In addition, each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

    (c)   Promptly  after  receipt   of   any   Bank's   Note   pursuant   to
Section 3.01(b), the Agent shall forward such Note to such Bank.

    (d) (i) Each Bank shall maintain an account or accounts evidencing each Loan made by such Bank to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement. Each Bank will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

        (ii) The Agent shall maintain the Register pursuant to Section 9.06 and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (A) the amount, type and Interest Period, if any, of each such Loan hereunder, (B) the amount of any principal or interest due and payable or to become due and payable to each Bank hereunder and (C) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Bank's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

       (iii) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (ii) above (and, if consistent with the entries of the Agent, subsection (i) above) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans and other amounts owing hereunder to such Bank.

     Section 2.06 Maturity of Loans.

     Each Loan shall mature, and the principal amount thereof shall be due and payable (together with accrued and unpaid interest thereon), on the Maturity Date.

     Section 2.07 Interest Rates.

    (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

    (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at the end of each three month interval after the first day thereof.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) in each case determined by the Agent to be equal to:

         (i) the offered rate that appears on the Reuters Screen LIBOR01 Page (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term (and having a maturity) equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of the applicable Interest Period; or

        (ii) if for any reason the foregoing rate in clause (i) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term (and having a maturity) equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of the applicable Interest Period; or

        (iii) if for any reason the foregoing rates in clauses (i) and (ii) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest Period in same day funds in the approximate amount of GSCP's pro rata share of the applicable Euro-Dollar Loan (but in no event less than $1,000,000) for a term (and having a maturity) equivalent to the applicable Interest Period would be offered by the London branch of GSCP to leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of the applicable Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, special, emergency or supplemental reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities". The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

    (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan on the day before such payment was due and
(ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment is offered by the London branch of GSCP to leading banks London interbank market for the applicable period by
(y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

    (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     Section 2.08 Agent's Fees.

          The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

     Section 2.09 Optional Termination or Reduction of Commitments.

     The Borrower may, upon at least three Domestic Business Days' notice to the Agent (or such shorter period as the Agent may agree), (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or
(ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger integral multiple of $1,000,000, the aggregate amount of the Commitments in excess of the Aggregate Usage.

     Section 2.10 Method of Electing Interest Rates.

         (i) The Loans included in each Borrowing shall bear interest initially at the Euro-Dollar Rate or the Base Rate, as specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

              (A) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day, and

              (B) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans;

     provided that (i) no Loan may be converted into a Euro-Dollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Banks have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Euro-Dollar Loan after the date that is one month prior to the Maturity Date. Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply are each $10,000,000 or any larger multiple of $1,000,000.

        (ii)   Each Notice of Interest Rate Election shall specify:

              (A) the Group of Loans (or portion thereof) to which such notice applies;

              (B)    the  date  on  which   the  conversion  or  continuation
          selection in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

              (C) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the additional Interest Period applicable thereto; and

              (D) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

        (iii) Upon receipt of Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Euro-Dollar Rate Loans, such Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     Section 2.11 Mandatory Termination of Commitments.

     The Commitments shall terminate on the date of the initial Borrowing, after giving effect to any Loans made on such date.

     Section 2.12 Payments.

    (a) Optional. The Borrower may (i) upon the same Domestic Business Day's notice to the Agent, prepay any Base Rate Loans in whole at any time, or from time to time in part, in amounts aggregating $500,000 or any larger integral multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment or (ii) upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in whole at any time, or from time to time in part, in amounts aggregating $5,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing. In connection with any such prepayment of any Euro-Dollar Loan, the Borrower shall comply with the provisions of
Section 2.14.

     Upon receipt of a notice of prepayment of Loans pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

    (b) Mandatory. (i) Issuance of Equity Securities. Within one Business Day of the date of receipt by the Borrower of any cash proceeds from the issuance of any equity interests of the Borrower or any of its Subsidiaries (other than (x) pursuant to any employee stock or stock option compensation plan, (y) pursuant to any such issuance which results in less than $75,000,000 of net cash proceeds to the Borrower or any of its Subsidiaries, or (z) issuances of equity interests of Subsidiaries of the Borrower to the Borrower or other Subsidiaries of the Borrower or to holders of equity interests in joint ventures which are Subsidiaries of the Borrower), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

     (ii) Issuance of Debt. Within one Business Day of the date of receipt by the Borrower or any of its Subsidiaries of any cash proceeds from the incurrence of any debt security of the Borrower or any of its Subsidiaries resulting in the receipt by the Borrower or any of its Subsidiaries of net cash proceeds of $75,000,000 or more, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

     (c) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to this Section 2.12(b), the Borrower shall deliver to the Agent a certificate of an authorized officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Agent a certificate of an authorized officer demonstrating the derivation of such excess.

     Upon receipt of a notice of prepayment of Loans pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment.

     Section 2.13 General Provisions as to Payment.

    (a) The Borrower shall make each payment of principal of, and interest on, the Loans hereunder not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without condition or deduction for any counterclaim, defense, recoupment or setoff, to the Agent at its address referred to in
Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended in accordance with this Section 2.13, by operation of law or otherwise, interest thereon shall be payable for such extended time.

    (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.14 Funding Losses.

     If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan, or any Euro-Dollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Articles 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(c), or if the Borrower fails to borrow any Euro-Dollar Loan, or to prepay, convert or continue any Euro-Dollar Loan, after notice has been given to any Bank in accordance with Sections 2.04(a) or 2.10, the Borrower shall pay to each Bank within 15 days after demand an amount calculated as provided in Exhibit D hereto to indemnify such Bank for any loss incurred by it (or by an existing or scheduled Participant in the related Loan) in obtaining, liquidating or employing deposits from third parties, provided that such Bank shall have delivered to the Borrower a certificate setting forth such amount and the calculation thereof in reasonable detail.

     Section 2.15 Computation of Interest.

     Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.16 Maximum Interest Rate.

    (a) Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest for the account of any Bank at a rate exceeding the maximum rate permitted by applicable law.

    (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Sections 2.07 and 2.15, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

    (c)   If the amount of interest payable  for  the  account of any Bank in respect of any interest computation period is reduced pursuant to subsection (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Sections 2.07 and 2.15, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this subsection (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to subsection (b) of this Section.

                                  ARTICLE 3

                                 CONDITIONS

     Section 3.01 Conditions to Effectiveness.

     This Agreement shall become effective as of the date (the "Closing Date") when all of the following conditions to effectiveness shall be satisfied:

    (a) the Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party that it has executed a counterpart hereof);

    (b) the Agent shall have received a duly executed Note for the account of each Bank requesting the same dated as of the Closing Date complying with the provisions of Section 2.05;

    (c) the Agent shall have received counterparts of a Subsidiary Guaranty Agreement, substantially in the form of Exhibit C hereto, duly executed by each of the Obligors listed on the signature pages thereof;

    (d) the Agent shall have received an opinion of legal counsel for the Borrower relating to the transactions contemplated hereby, in form and substance reasonably satisfactory to the Agent;

    (e) the Agent shall have received all documents the Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

    (f) the Agent shall have received certification by the Borrower that the Borrower has paid all fees and expenses owing on the Closing Date by the Borrower to the Credit Parties;

    (g) the Agent shall have received at least 5 days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act;

    (h) the Borrower shall have cash on hand which, together with the proceeds from borrowings made hereunder, shall be sufficient to consummate the Acquisition and pay all related fees, commissions and expenses;

    (i) the Acquisition shall have been consummated in accordance with the Merger Agreement, without giving effect to any amendments or waivers thereto that are materially adverse to the Banks without the consent of the Agent, such consent not to be unreasonably withheld; and

    (j) the Agent shall have received (i) at least 10 days prior to the Closing Date, audited financial statements of the Borrower and the Acquired Business for each of the three fiscal years immediately preceding the Acquisition; (ii) with respect to the Borrower, as soon as available, unaudited financial statements for any interim period or periods of the Borrower ended after the date of the most recent audited financial statements and at least 45 days prior to the Closing Date; and (iii) with respect to the Acquired Business, as soon as available to the Borrower, such interim financial statements, if any, as have been delivered to the Borrower by the Acquired Business.

The Agent shall promptly notify each of the other Credit Parties and the Borrower of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02 Loans.

     In addition to the requirements set forth in Section 3.01, the obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a)   receipt by the Agent of  a  Notice of Borrowing as required by
     Section 2.02;

         (b) the fact that, immediately before and after such Loan, no Default shall have occurred and be continuing; and

         (c) the fact that the representations and warranties of the Borrower contained in Sections 4.01, 4.02, 4.03 and 4.10 of this Agreement shall be true in all material respects on and as of the date of such Loan.

Each Notice of Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) of this Section.


                                  ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and the Banks that:

     Section 4.01 Corporate Existence and Power.

     The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, with respect to clause (b), where failure to do so could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.02 Corporate and Governmental Authorization; No Contravention.

     The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as the case may be, require no material action by or in respect of, or material filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any material provision of any applicable law or regulation or of the certificate of incorporation or by-laws or certificate of formation or operating agreement, as the case may be, of such Obligor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any Subsidiary or result in the creation or imposition of any Lien on any material asset of such Obligor or any Subsidiary.

     Section 4.03 Binding Effect.

     This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Subsidiary Guaranty Agreement, when executed and delivered by each Obligor, will constitute a valid and binding agreement of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 4.04 Financial Information.

    (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2006 and the related statements of consolidated income, consolidated cash flows and consolidated shareholders' equity for the fiscal year then ended, reported on by KPMG LLP and set forth in the Borrower's 2006 Annual Report to Shareholders, a copy of which has been delivered to the Agent (for posting on Intralinks for the Banks or otherwise), fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

    (b) The unaudited condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2007 and the related unaudited condensed statements of consolidated income and consolidated cash flows for the three months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to the Agent, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section (except as otherwise disclosed therein), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments and the absence of footnotes).

    (c) As of the Closing Date, there has been no material adverse change since December 31, 2006 in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.05 Litigation.

     There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) as of the Closing Date, which could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (b) which in any manner draws into question the validity of any Financing Document.

     Section 4.06 Compliance with ERISA.

     As of the Closing Date, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except to the extent that noncompliance could not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole. As of the Closing Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, except to the extent such Lien, bond or other security could not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except to the extent such liability could not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.07 Environmental Matters.

     As of the Closing Date, to the knowledge of the Borrower, liabilities and costs of the Borrower and its Subsidiaries associated with compliance with Environmental Laws are unlikely (after taking into account the Borrower's reserves for such liabilities and costs) to result in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.08 Taxes.

     The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for (i) any taxes or assessments, the amount of which is not individually or in the aggregate material or (ii) any taxes or assessments being contested in good faith. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.09 Subsidiaries.

     As  of the Closing Date,  each  of  the  Borrower's  Subsidiaries  is  a corporation, limited liability company or other legal Person duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all corporate, limited liability company or organizational, as the case may be, powers and all governmental licenses, authorizations, consents and approvals required to carry, on its business as now conducted, except where failure to do so could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole. As of the Closing Date, each Subsidiary Guarantor is a Wholly-Owned Subsidiary of the Borrower.

     Section 4.10 Not an Investment Company; Federal Reserve Regulations.

     (a) Neither the Borrower nor any Subsidiary Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (b) Immediately before and after giving effect to each Borrowing, Margin Stock (within the meaning of Regulation U) will constitute less than 25% of the Borrower's assets as determined in accordance with Regulation U.

     Section 4.11 Full Disclosure.

     (a) All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, taken as a whole, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts (which shall be deemed to include facts contained in the Borrower's publicly available filings with the Securities Exchange Commission) which materially and adversely affect or could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement.

     (b) As of the Closing Date, the Borrower has disclosed to the Agent in writing any and all facts (which shall be deemed to include facts contained in the Borrower's publicly available filings with the Securities Exchange Commission) which materially and adversely affect or could reasonably be expected to materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.


                                  ARTICLE 5

                                  COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment or any Loan remains outstanding:

     Section 5.01 Information.

     The Borrower will deliver to the Agent:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related audited statements of consolidated income, consolidated cash flows and consolidated shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG LLP or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, the related condensed statement of income for such quarter and the related condensed statements of income and consolidated cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of consolidated income and consolidated cash flows in comparative form the figures for the corresponding periods of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation in all material respects by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07, 5.08, 5.09 and 5.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants (to the extent available from such firm) which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

         (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) promptly if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, which could, when aggregated with any liability incurred by any member of the ERISA Group as a result of any other such withdrawal liability, reorganization, insolvency or termination, give rise to aggregate liabilities of the ERISA Group in excess of $75,000,000, a copy of such notice;
     (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under
     Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 or ERISA, which could, when aggregated with any liability incurred by any member of the ERISA Group as a result of any other such withdrawal, give rise to aggregate liabilities of the ERISA Group in excess of $75,000,000, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted in the imposition of a Lien or the posting of a bond or other security valued in an amount when aggregated with the value of any other such Lien, bond or security imposed on any member of the ERISA Group in excess of $75,000,000, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request;

          (j) promptly such other information with documentation required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Agent or any Bank; and

          (k) concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.01, the Borrower shall indicate in writing whether such document or notice contains Nonpublic Information. The Borrower and each Bank acknowledge that certain of the Banks may be "public-side" Banks (Banks that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the "Platform"), any document or notice that the Borrower has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Banks. If the Borrower has not indicated  whether  a  document  or notice delivered  pursuant  to  this
     Section 5.01 contains Nonpublic Information, the Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Banks who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities.

     Section 5.02 Payment of Obligations.

     The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except where
(i) the same are contested in good faith by appropriate proceedings or (ii) such non-payment could not reasonably be expected to have a material adverse affect on the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     Section 5.03 Maintenance of Property; Insurance.

    (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition (ordinary, wear and tear and unexpected accidents or catastrophes excepted), except to the extent the non-maintenance of which could not reasonably be expected to have a material adverse affect on the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.

    (b) The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance against liabilities to third parties, casualties affecting property used in its business and other risks of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided that, in lieu of any such insurance, the Borrower or any such Subsidiary may maintain a system or systems of self-insurance and reinsurance which will accord with sound practices of similarly situated corporations maintaining such systems and with respect to which the Borrower or such Subsidiary will maintain adequate insurance reserves, all in accordance with generally accepted accounting principles and in accordance with sound insurance principles or practice.

     Section 5.04 Conduct of Business and Maintenance of Existence.

     The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries or reasonable extensions thereof, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate or limited liability company existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) any merger or consolidation permitted by Section 5.10 or
(ii) the termination (whether by dissolution, liquidation or wind-up) of the corporate or limited liability company existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

     Section 5.05 Compliance with Laws.

     The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

     Section 5.06 Inspection of Property, Books and Records.

     The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit, and will cause any Significant Subsidiary to permit representatives of any Bank, at such Bank's expense, to visit and inspect any of their respective properties to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent accountants, in each case to the extent reasonably requested by such Bank to enable it to evaluate the credit of the Borrower and such Significant Subsidiary, confirm the Borrower's compliance with the provisions of the Financing Documents, exercise and enforce such Bank's rights under the Financing Documents or otherwise make decisions relating thereto, but subject to any limitations imposed by law or by confidentiality agreements binding on the Borrower or the relevant Significant Subsidiary and excluding materials subject to attorney-client privilege or attorney work product. Such visits, inspections, examinations and discussions shall be conducted at such reasonable times and as often as the relevant Bank or Banks may reasonably request and the Borrower shall be entitled to participate in or observe all such visits, inspections, examinations and discussions.

     Section 5.07 Debt.

     Total Debt of all Subsidiaries then outstanding will at no time exceed $75,000,000; provided that such total Debt shall not include:

         (i)   Debt of a Subsidiary owing to the Borrower;

        (ii) Debt of a Subsidiary owing to another Subsidiary (except, in the case of Debt held by a Subsidiary that is not wholly owned, directly or indirectly, by the Borrower, the portion of such Debt allocable, on a pro rata basis, to the minority interest);

       (iii) Guarantees by a Subsidiary of Debt of the Borrower or Debt of another Subsidiary;

        (iv) Debt of a Subsidiary outstanding on June 30, 2007 and listed on Schedule 5.07 or any refinancing of such Debt, provided that the principal amount of refinancing Debt excluded from total Debt pursuant to this clause (iv) shall not exceed the principal amount of the Debt refinanced thereby (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing);

         (v) Debt of a Subsidiary secured by a purchase money Lien or in respect of capitalized lease obligations permitted by Section 5.09(b) (or any refinancing thereof); provided that the aggregate outstanding principal amount of all Debt of all Subsidiaries excluded from total Debt pursuant to this clause (v) shall not at any time exceed
     $150,000,000 (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing);

        (vi) Debt of a Subsidiary existing at the time of acquisition of such Subsidiary by the Borrower or another Subsidiary and not created in contemplation thereof (and any refinancing thereof); provided that the principal amount of refinancing Debt excluded from total Debt pursuant to this clause (vi) shall not exceed the principal amount of the Debt refinanced thereby (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing);

          (vii)Debt of a Subsidiary secured by Liens permitted by Section 5.09(c) or 5.09(d) (and any refinancing thereof); provided that the principal amount of refinancing Debt excluded from total Debt pursuant to this clause (vii) shall not exceed the principal amount of the Debt refinanced thereby (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing); and

          (viii) Guarantees by a Subsidiary of Debt of an ESOP Trust.

As used herein, the term "ESOP Trust" means a trust created under an employee stock ownership plan as defined in Section 407(d)(6) of ERISA which benefits employees of a member of the ERISA Group.

     Section 5.08 Leverage Ratio.

     The ratio of (i) Consolidated Debt (minus unrestricted cash and cash equivalents, marketable securities with a maturity date of 90 days or less (provided that such marketable securities, if short-term, have an A-1 rating by S&P or P-1 rating by Fitch or, if long-term, an A rating or better by S&P or the Fitch equivalent), Qualified Variable Rate Demand Notes and auction rate securities subject to a "dutch auction" process within 90 days or less (provided that such auction rate securities have a AAA rating or the Fitch equivalent), in each case, at the time of acquisition, of the Borrower and its Subsidiaries, taken as a whole, in excess of $100,000,000) to (ii) Consolidated EBITDA for the immediately preceding four fiscal quarter period in respect of which financial statements were delivered to the Agent pursuant to Section 5.01, shall at all times be less than or equal to 3.50 to 1.

     Section 5.09 Negative Pledge.

     Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary, and not created in contemplation of such event at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors (other than creditors of such Person);

         (b) (i) any purchase money Lien on any property (including accessions thereto and proceeds thereof) acquired by the Borrower or any Subsidiary or hereafter constructed or improved by the Borrower or any Subsidiary, to secure or provide for the payment of all or a part of the purchase price thereof, or any Debt incurred to finance the purchase thereof or cost of construction or cost of improvement of such property and for which a bona fide firm commitment in writing was executed prior to, contemporaneously with or within l80 days after acquisition of such property, or the completion of construction or improvement thereof, as the case may be, provided that no such Lien shall extend to any other property (other than proceeds, replacements, accessions and improvements thereof or thereto) of the Borrower or any Subsidiary and (ii) any Lien relating to capitalized lease obligations of the Borrower or any Subsidiary;

         (c) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors (other than creditors of such Person);

         (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors;

         (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (except accrued interest owing thereon and in the amount of fees, premiums and expenses charged or otherwise paid in connection with such transaction) and is not secured by any additional assets;

         (f) any Lien on (i) the common stock or other ownership interest of any Subsidiary Guarantor, but only if after giving effect to such Lien or other ownership interest the Borrower would own, directly or indirectly, at least 80% of the common stock of such Subsidiary Guarantor free and clear of Liens or (ii) the common stock or other ownership interest of any other Subsidiary;

         (g) Liens for taxes, assessments or other governmental charges which are not yet due and payable or that are being contested in good faith;

         (h) (i) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens), (ii) Liens directly or indirectly securing (1) any obligation under an indemnity, performance guarantee or similar undertaking or guarantee thereof issued by or on behalf of the Borrower or its Subsidiaries, (2) any obligation to reimburse or indemnify any other Person in connection with a performance guaranty or similar undertaking or guarantee thereof issued by or on behalf of the Borrower or its Subsidiaries, which indemnity, guarantee or undertaking in either case (1) or (2) above is issued to secure or support any contract or other obligation (other than a contract or other obligation evidencing Debt of the Borrower and its Subsidiaries) entered into by or otherwise binding upon the Borrower or any of its Subsidiaries in the ordinary course of business, (iii) Liens directly or indirectly created to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or nonqualified benefit plans, (iv) Liens of customs or revenue authorities in the ordinary course of business, or (v) Liens with respect to cash or cash equivalents securing defeased (legal or covenant) liabilities;

         (i) Liens resulting from judgments not constituting an Event of Default;

         (j) Liens securing debt of a Subsidiary owed to the Borrower or to a Subsidiary Guarantor;

         (k)   Liens  in  existence  as  of  the  Closing  Date and listed on
     Schedule 5.09;

         (m) leases, subleases, survey exceptions, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Borrower or any Subsidiary's business;

         (n) Liens on property of the Borrower or any Subsidiary (except Liens on the capital stock or debt of the Borrower or any Subsidiary Guarantor) in favor of the United States of America or any state thereof, or any agency or political subdivision of either, or in favor of any other country or agency or political subdivision thereof, in each case (i) to secure payments (other than Debt) pursuant to contract or statute in the ordinary course of business or (ii) to secure Debt created, incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, including Liens incurred in connection with pollution control, industrial revenue bond or other similar financings;

         (o) other Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Borrower and its Subsidiaries or materially impair the use thereof in the operation of their business, taken as a whole;

         (p) any Lien on accounts receivable if, immediately after such Lien arises, the aggregate uncollected balance of all accounts
     receivable   sold  or  subjected  to  Liens  by  the  Borrower  and  its
     Subsidiaries would not exceed 15% of the consolidated accounts receivable of the Borrower and its Subsidiaries as of the end of its then most recently ended fiscal quarter (excluding, for purposes of this clause (p) accounts receivable charged off in accordance with the charge-off policies applicable to the unsold accounts receivable of the Borrower and its Subsidiaries) for which financial statements were delivered to the Agent pursuant to Section 5.01; and

         (q) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt or other obligations if, immediately after giving effect to the incurrence thereof, the Debt or other obligations secured by such Liens would not exceed 15% of Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal quarter of the Borrower for which financial statements were delivered to the Agent pursuant to Section 5.01.

     Section 5.10 Consolidations, Mergers and Sales of Assets.

     The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with, or sell, lease or otherwise transfer any of its assets to, any Person or dissolve, liquidate or wind up its affairs (other than in accordance with Section 5.04(ii)), except that nothing in this
Section 5.10 shall prohibit:

          (a) the merger or consolidation of the Borrower with or into another Person if the entity surviving such consolidation or merger is the Borrower,

          (b) the merger or consolidation of a Subsidiary Guarantor with or into another Person if the entity surviving such consolidation or merger is or becomes a Subsidiary Guarantor in accordance with Article 3 of the Subsidiary Guaranty Agreement,

          (c) the merger or consolidation of a Subsidiary (other than a Subsidiary Guarantor) with or into another Person if the entity surviving such consolidation or merger is the Borrower or a Subsidiary, provided that if such other Person is the Borrower or a Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor is the surviving entity,

          (d) any sale, lease or other transfer of any asset (including, in the case of clause (ii) pursuant to a merger or consolidation) either
     (i) in the ordinary course of business or (ii) for fair value if after giving effect thereto, the aggregate consideration received for all of their assets sold, leased or otherwise transferred under this clause (ii) during any fiscal year of the Borrower does not exceed $100,000,000, or

          (e)  the  Acquisition  and the merger contemplated  by  the  Merger
     Agreement;

provided that, in the case of (x) any such merger or consolidation or (y) any such sale, lease or other transfer of any asset not in the ordinary course of business, no Default shall have occurred and be continuing after giving effect thereto.

     Section 5.11 Use of Proceeds.

     The Loans will be used by the Borrower and its Subsidiaries to fund, in part, the Acquisition (including refinancing or retiring all existing debt and redeeming all preferred stock of the Acquired Business and paying fees, commissions and expenses in connection with the acquisition). No Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section 5.12 Fixed Charge Coverage.

     The ratio of Consolidated EBITDAR to Consolidated Fixed Charges shall be, as of the last day of each fiscal quarter (beginning with the fiscal quarter ended September 30, 2007), greater than or equal to 1.875 to 1 for the most recently ended four fiscal quarters for which financial statements were delivered to the Agent pursuant to Section 5.01.

     Section 5.13 Transactions with Third Party Affiliates.

     The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Third Party Affiliate; provided that nothing in this Section 5.13 shall prohibit:

         (a) the Borrower from declaring or paying any lawful dividend so long as, immediately after giving effect thereto, no Default would occur or be continuing;

         (b) the Borrower or any Subsidiary from making sales to or purchases from any Third Party Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Third Party Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on a basis no less advantageous to the Borrower or such Subsidiary than would be the case in an arm's-length transaction;

         (c) the Borrower or any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by a Third Party Affiliate if the terms of such Debt are established on a basis no less advantageous to the Borrower or such Subsidiary than would be the case in an arm's-length transaction; or

         (d) the Borrower or any Subsidiary from participating in or effecting any transaction in connection with any joint enterprise or other joint arrangement with any Third Party Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Third Party Affiliate participates.

                                  ARTICLE 6

                                  DEFAULTS

     Section 6.01 Events of Default.

     If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay any principal of any Loan when due, or shall fail to pay within three Domestic Business Days of the due date thereof any interest, fees or other amount payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.12, inclusive, or in Section 3.01 of the Subsidiary Guaranty Agreement;

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in any (i) Financing Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank, or (ii) Section 5.01(e) for 30 days;

         (d) any representation, warranty, certification or statement made by the Borrower or any Subsidiary Guarantor in any Financing Document or any amendment thereof or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt within three Domestic Business Days after such payment is due or, if longer, within any grace period otherwise applicable to such payment;

         (f) any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables the holders of Material Debt or any Person acting on their behalf to accelerate the maturity thereof;

         (g) the Borrower, any Significant Subsidiary, or group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h)   an  involuntary case or other proceeding  shall  be  commenced against the Borrower, any Significant Subsidiary, or group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, any Significant Subsidiary, or group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary, under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $75,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudication that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $75,000,000;

         (j) a final judgment or order for the payment of money in excess of $75,000,000 (to the extent not covered by insurance, net of any applicable deductible) shall be entered or filed against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unvacated and unstayed for a period of 60 days;

         (k)   any  person  or  group  of  persons  (within  the  meaning  of
     Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower or Continuing Directors shall cease to constitute a majority of the Borrower's board of directors; or

         (l) the Borrower or any Subsidiary Guarantor shall take any action that causes the guarantee by any Subsidiary Guarantor set forth in the Subsidiary Guaranty Agreement to be revoked or invalidated, or to cease to be in full force and effect (other than pursuant to Section 4.03 of the Subsidiary Guaranty Agreement), or the Borrower or any Subsidiary Guarantor (or any Person acting on behalf of the Borrower or any Subsidiary Guarantor) shall deny or disaffirm any of the obligations of any Subsidiary Guarantor set forth in the Subsidiary Guaranty Agreement (except to the extent such obligations have ceased to be in effect pursuant to Section 4.03 of the Subsidiary Guaranty Agreement);

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate and (ii) if requested by the Required Banks by notice to the Borrower declare the unpaid principal amount of the Loans (together with accrued interest thereon) to be, and the unpaid principal amount of the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to any Obligor or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the unpaid principal amount of the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02 Notice of Default.

     The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE 7

                         THE AGENT AND THE CO-AGENTS

     Section 7.01 Appointment and Authorization.

     Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under the Financing Documents as are expressly delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02 Agent and Affiliates.

     GSCP shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. GSCP and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary, or affiliate of the Borrower, as if it were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its affiliates may receive information regarding any Obligor or its affiliates (including information that may be subject to confidentiality obligations in favor of such Obligor or such affiliate) and acknowledge that the Agent and its affiliates shall be under no obligation to provide such information to them.

     Section 7.03 Action by Agent.

     The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Financing Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.04 Consultation with Experts; Delegation of Duties.

     The Agent may consult with legal counsel (who may be counsel for an Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent, sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Agent, as determined by a court of competent jurisdiction in a final judgment. The Agent and any agent, sub-agent or attorney-in-law may perform any and all of its duties and exercise its rights and powers by or through their respective affiliates. The exculpatory, indemnification and other provisions of this Agreement and shall apply to any the affiliates of the Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Agreement shall apply to any such sub-agent and to the affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other person, against any or all of the Borrower, Subsidiary Guarantors and the Banks, and (ii) such sub-agent shall only have obligations to the Agent and not to the Borrower or the Subsidiary Guarantors, Banks or any other person, and the Borrower, Subsidiary Guarantors, Banks or any other person shall not have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

     Section 7.05 Liability of Agent.

     Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final judgment. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith.

     Section 7.06 Reliance by Agent.

    (a) The Agent shall be entitled to rely, and shall not incur any liability by acting in reliance, upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Agent shall be fully justified in failing or refusing to take any action under any Financing Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     (b) For purposes of determining compliance with the conditions specified in Section 3.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

     Section 7.07 Notice of Default.

     The Agent shall be deemed not to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal and interest, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Banks in accordance with Article 6; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

     Section 7.08 Indemnification.

     Each Bank shall indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower), against any Indemnified Liabilities (except for any such Indemnified Liabilities that result from such indemnitees' gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final judgment, provided that no action taken in accordance with the direction of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section), in each case ratably in accordance with its Percentage (or in the event that the aggregate Commitments have expired or otherwise terminated, in accordance with its pro rata share of the aggregate outstanding Loans of all Banks).

     Section 7.09 Credit Decision.

     Each Bank acknowledges that it has, independently and without reliance upon the Agent, its affiliates or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank acknowledges that neither the Agent, its affiliates nor any other Bank has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Obligor or any affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent or its affiliates to any Bank as to any matter, including whether the Agent or its affiliates have disclosed material information in their possession. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, its affiliates or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their respective affiliates which may come into the possession of the Agent or its affiliates.

     Section 7.10 Successor Agent.

     The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, with the prior consent (such consent not to be unreasonably withheld) of the Borrower provided that no Default has occurred and is continuing, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks (with the Borrower's consent, to the extent required), and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a financial institution to act as a successor Agent hereunder and in any case, the Agent's resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Required Banks nor the Agent have appointed a successor Agent, the Required Banks shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Agent. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 7.11 Additional Agents.

     No Bank identified as a "syndication agent" on the facing page hereof, on the signature pages hereto or otherwise herein shall have any right, power, obligation, liability, responsibility or duty of any kind under the Financing Documents (except those applicable to it in its capacity as a Bank) or any fiduciary relationship with any other Bank.


                                  ARTICLE 8

                           CHANGE IN CIRCUMSTANCES

     Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair.

     If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing:

         (a)   the  Agent  determines  that  deposits   in  Dollars  (in  the
applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) Banks having 50% or more of either the aggregate Commitments or the aggregate principal amount of the affected Loans advise the Agent that the Adjusted London Interbank Offered Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02 Illegality.

     If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable
Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make or fund any Euro-Dollar Loan, or maintain its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make or fund Euro-Dollar Loans, to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     Section 8.03 Increased Cost and Reduced Return.

    (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note, if any, with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

    (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

    (c) Each Bank will use its best efforts promptly to notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts contemplated by this
Section 8.03 which were incurred by such Bank more than 180 days prior to the date of such demand, such 180 day period to be extended to the extent that the event entitling such Bank to compensation pursuant to this Section is retroactive.

     Section 8.04 Taxes.

    (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may
be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority, or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

    (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

    (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

    (d) Each Bank organized under the laws of a jurisdiction outside the United States (a "Foreign Bank"), on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code, including, without limitation, in the case of Section 881(c) of the Internal Revenue Code, a certificate that such Bank (i) is not a "bank" under Section 881(c)(3)(A) of the Internal Revenue Code, (ii) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iii) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Financing Documents. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in
Section 8.04(a).

    (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

    (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

     Section 8.05 Base Rate Loans Substituted for Affected Euro-Dollar Loans.

    (a) If (i) the obligation of any Bank to make, or continue or convert outstanding Loans as or into, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.05(a) shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall be made or continued instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist, the principal amount of each such Base Rate Loan that was a Euro-Dollar Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

    (b) If (i) any Bank has demanded compensation under Section 8.03 with respect to its Euro-Dollar Loans or (ii) the Borrower has become obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to
Section 8.04, and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to the Banks through the Agent, have elected that the provisions of this Section 8.05(b) shall apply to all of the Banks, then the Borrower shall, on the fifth Euro-Dollar Business Day following such notice, prepay in full the then outstanding principal amount of each outstanding Euro-Dollar Loan of each Bank, together with accrued interest thereon.

     Section 8.06 Substitution of Banks.

     If (i) any Bank has demanded compensation under Section 8.03, (ii) the Borrower has become obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to Section 8.04 (such Bank, in either clause (i) or (ii), an "Increased Cost Bank"), (iii) any Bank has become a Defaulting Bank and has failed to cure its default within five days after the Borrower's request that it cure such default or (iv) in connection with any proposed amendment, modification, termination, waiver or consent contemplated by Sections 9.05(ii) to 9.05(vi), inclusive, the consent of Required Banks shall have been obtained but the consent of one or more of such other Banks (each a "Non-Consenting Bank") whose consent is required has not been obtained, in each case, then, with respect to each such Increased Cost Bank, Defaulting Bank or Non-Consenting Bank (each a "Selling Bank"), the Borrower shall have the right, with the assistance of the Agent, to seek one or more banks or other institutions satisfactory to the Borrower and the Agent (collectively, the "Purchasing Banks") willing to purchase the Selling Bank's Loans and assume the Commitment of the Selling Bank, all on the terms specified in this
Section 8.06. The Selling Bank shall be obligated (and hereby irrevocably agrees) to sell its Loans to such Purchasing Bank or Banks (which may include one or more of the Banks) in accordance with the provisions of Section 9.06(c) within 5 days after receiving notice from the Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon to but excluding the date of sale. In connection with any such sale, and as a condition thereof, the Borrower shall pay to the Selling Bank, if demanded by the Selling Bank at least two Domestic Business Days prior to such sale, (i) the amount of any indemnity which would be due to the Selling Bank under Section 2.14 if the Borrower had prepaid the outstanding Euro-Dollar Loans of the Selling Bank on the date of such sale and (ii) any additional compensation, Taxes or other amounts accrued for its account under Section 8.03 or 8.04, as applicable, to but excluding, said date (it being understood that the Selling Bank shall retain its right to be compensated after the date of such sale for any such accrued amounts remaining unpaid) and shall pay to the Agent the administrative fee referred to in Section 9.06(c). Upon such sale, the Purchasing Bank or Banks shall assume the Commitment of the Selling Bank and acquire the Loans of the Selling Bank, and the Selling Bank shall be released from its obligations hereunder to a corresponding extent, and, such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Bank with a Commitment equal to its ratable share of the Commitment of the Selling Bank and Loans equal to the amount of Loans acquired from the Selling Bank. Upon the consummation of any sale pursuant to this Section 8.06, the Selling Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, each Purchasing Bank receives a new Note. In the event such Selling Bank is a Non-Consenting Bank, each Purchasing Bank shall consent, at the time of such assignment, to each matter in respect of which such Selling Bank was a Non-Consenting Bank. Upon the payment of all amounts owing to any Selling Bank and the termination of such Selling Bank's Commitments, if any, such Selling Bank shall no longer constitute a "Bank" for purposes hereof; provided, any rights of such Selling Bank to indemnification hereunder shall survive as to such Selling Bank.

                                  ARTICLE 9

                                MISCELLANEOUS

     Section 9.01 Notices.

     All notices, requests and other communications ("notices") to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party (a) in the case of the Borrower, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of the Agent and the Banks, at its address or facsimile number set forth on the signature pages hereof or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 9.01 and telephonic confirmation of receipt thereof is received, or (ii) if given by mail or by any other means, when delivered at the address specified in this Section; provided that notices to one or more Credit Parties under Article 2 or Article 8 shall not be effective until received.

     Notwithstanding the foregoing, notices to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Article 2 if such Bank has notified the Agent that it is incapable of receiving, or that it is contrary to such bank's policies to receive, notices under such Article by electronic communication. The Agent or any Credit Party may, in its discretion, agree to accept notices to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices. Unless the Agent otherwise prescribes, (i) notices sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided, however, that if such notice is not sent during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next business day of the recipient, and (ii) notices posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice is available and identifying the website address therefor.

     The Borrower understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Agent as determined by a court of competent jurisdiction in a final judgment.

     The Platform is provided "as is" and "as available". None of the Agent or any of its officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrant the accuracy, adequacy, or completeness of the Platform and each expressly disclaims liability for errors or omissions in the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform.

     Section 9.02 No Waivers.

     No failure or delay by any Credit Party in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03 Expenses; Indemnification.

    (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent and its affiliates, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default thereunder or any event or condition reasonably alleged by any Credit Party to be a possible Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and its affiliates and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

    (b) The Borrower agrees, in addition to but not in duplication of any other indemnity otherwise provided herein, to indemnify each Credit Party, Sole Lead Arranger and Sole Book Runner and their respective affiliates and the respective directors, partners, members, officers, agents, sub-agents and employees thereof (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by or asserted against such Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement or the Financing Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (b) any Loan or the actual or proposed use of the proceeds therefrom, (c) any actual or prospective claim, investigative, administrative or judicial proceeding (whether based on contract, tort or any other theory and regardless of whether or not such Indemnitee shall be designated a party thereto) relating to any of the foregoing (all of the foregoing in subsections (a), (b) and (c) above, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final judgment.

     (c) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against each Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or the Financing Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, or any Loan or the actual or proposed use of the proceeds therefrom, and the Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 9.04 Set-Off; Sharing of Set-offs.

     Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Credit Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05 Amendments and Waivers.

     Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (or the Agent with the consent of the Required Banks) (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed or consented to by all the Banks directly affected thereby,
(i) increase the Commitment of any Bank over the amount then in effect (it being understood and agreed that a waiver of any Default shall not constitute an increase in any Commitment of any Bank), (ii) reduce the principal of, or rate of interest on, any Loan (other than as a result of waiving the applicability of any post-Default increase in interest rates) (provided that amendments to the definitions of Consolidated Debt and Consolidated EBITDA shall only require the consent of Required Banks), (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for any termination of any Commitment, (iv) amend this Section or modify the definition of Required Banks, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, in each case, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Financing Documents, (vi) change the manner of application of any payments made under this Agreement or the Notes or (vii) amend, modify or waive any provision of Sections 2.06 or 2.11.

     Section 9.06 Successors and Assigns.

    (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the Notes, if any, without the prior written consent of all Banks.

    (b) Any Bank may at any time, grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the other Credit Parties shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i),
(ii) or (iii) of Section 9.05 or the immediately succeeding sentence without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) of this Section 9.06, be entitled to the benefits of Article 8 with respect to its participating interest to the same extent as if it were a Bank hereunder.

    (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or, subject to the next sentence, a part, of its rights and obligations under this Agreement and the Notes, if any, held by such Bank and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto (an "Assignment and Assumption Agreement") executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (which shall not be unreasonably withheld) of the Borrower and the Agent; provided that (i) if an Assignee is another Bank, an affiliate of a Bank, or an Approved Fund, the consent of the Borrower and the Agent shall not be required unless all or any portion of such transferor Bank's Commitment is being assigned and (ii) if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. No assignment of only a part of the rights and obligations of a Bank under this Agreement and the Notes, if any, held by such Bank may be made unless each of (i) the part assigned (i.e., the "Assigned Amount" set forth in the related Assignment and Assumption Agreement) and (ii) the part retained by the transferor Bank and any of its affiliates equals $5,000,000 or any larger integral multiple of $1,000,000. Upon (x) execution and delivery to the Agent of an Assignment and Assumption Agreement, (y) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (z) receipt by the Agent of an administrative fee in the amount of $3,500 from such transferor Bank or such Assignee for processing such assignment (if such Assignee is not another Bank, an affiliate of a Bank or an Approved Fund), such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment or Loans as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 8.04.

    (d) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

    (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

    (f) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in New York, New York a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Banks pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Agent, at any reasonable time and from time to time upon reasonable prior notice.

     Section 9.07 Collateral.

     Each Credit Party represents to each other Credit Party that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08 Governing Law; Submission to Jurisdiction.

     This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Financing Documents or the transactions contemplated thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09 Counterparts; Integration.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.10 Waiver of Jury Trial.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 9.11 Confidentiality.

     Each Credit Party agrees to keep confidential this Agreement and any proprietary or financial information obtained by such Credit Party based on a review of the books and records of the Borrower or any Subsidiary pursuant to
Section 5.06 and any other information to the extent such information has been stated by the Borrower to be confidential; provided that nothing herein shall prevent any Credit Party from disclosing this Agreement or such information (i) to any other Credit Party in connection with the transactions contemplated by the Financing Documents, (ii) to the officers, directors, employees, agents, attorneys and accountants of such party and its affiliates who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the confidential nature of such information, (iii) upon the order of any court or administrative agency or pursuant to legal or judicial process, (iv) upon the requests or demand of any governmental, regulatory or self-regulatory agency or authority having or purporting to have jurisdiction over such party or its affiliates, (v) which has been publicly disclosed, (vi) which has been obtained from any Person other than the Borrower and its Subsidiaries, provided that such Person is not known to it to be bound by a confidentiality agreement with the Borrower or its Subsidiaries or known to it to be otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation, (vii) in connection with the exercise of any remedy under the Financing Documents, (viii) to any actual or proposed participant, assignee or swap counterparty of all or any of its rights under the Financing Documents, provided that such proposed participant or assignee shall have agreed in writing to be bound by the provisions of this Section or confidentiality provisions no less restrictive than those of this Section, or (ix) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrower or its Subsidiaries received by it from any of the Credit Parties. In addition, the Agent and each Bank may disclose the existence of this Agreement and the information contained in this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agent and the Banks in connection with the administration and management of this Agreement.

     Section 9.12 Survival.

     All indemnities set forth herein, including, without limitation, in Sections 2.14, 7.08, 8.03, 8.04 and 9.03, shall survive the execution and delivery of this Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Financing Documents and the expiration or other termination of the Commitments hereunder.

     Section 9.13 Patriot Act Notice.

     Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name and address of the Borrower and each Subsidiary Guarantor and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower and each Subsidiary Guarantor in accordance with the Patriot Act.

     Section 9.14 Absence of Fiduciary Relationship; Affiliate Activities.

     The Borrower acknowledges that GSCP and its affiliates, including Goldman Sachs (collectively "GS") may have economic interests that conflict with those of the Borrower. Each of the parties hereto agrees that GS will act under this Agreement as an independent contractor and that nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between GS and the Borrower, its stockholders or its affiliates except, solely with respect to an advisory relationship, for the advisory relationship between Goldman Sachs & Co. and the Borrower pursuant to the letter dated July 13, 2007 between the Borrower and Goldman Sachs & Co. (the "M&A Engagement Letter"). Each of the parties hereto acknowledges and agrees that (i) the transactions contemplated by this Agreement are arm's-length commercial transactions between GS, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction GS is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) except, solely with respect to an advisory relationship, for the advisory relationship between Goldman Sachs & Co. and the Borrower pursuant to the M&A Engagement Letter, GS has not assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether GS or any of its affiliates has advised or is currently advising the Borrower on other matters) and (iv) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that GS has rendered advisory services of any nature or respect, except provided by the M&A Engagement Letter, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto. In addition, GSCP may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Borrower and other companies that may be the subject of this arrangement, and such affiliates shall be entitled to the benefits afforded to (and subject to the obligations of) GSCP hereunder.









     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written

                               CON-WAY INC., a Delaware corporation



                               By: /s/ Mark C. Thickpenny
                                   ---------------------------
                               Name:  Mark C. Thickpenny
                               Title: Vice President - Treasurer

                               2855 Campus Drive, Suite 300
                               San Mateo, CA 94403
                               Facsimile number: (650) 378-5200
                               Telephone number: (650) 357-9160











                               GOLDMAN SACHS CREDIT PARTNERS L.P.,
                               in its capacity as a Bank, the Syndication
                               Agent and as the Agent



                               By:    Walter A. Jackson
                                    ----------------------
                               Name:  Walter A. Jackson
                               Title: Authorized Signatory


                               Goldman Sachs Credit Partners L.P.
                               c/o Goldman, Sachs & Co.
                               30 Hudson Street, 17th Floor
                               Jersey City, NJ 07302
                               Attention: SBD Operations
                               Attention:  Pedro Ramirez
                               Telecopier:  (212) 357-4597
                               Email [and for delivery of final financial statements for posting]: gsd.link@gs.com with a copy to:


                               Goldman Sachs Credit Partners L.P.
                               1 New York Plaza
                               New York, New York  10004
                               Attention:  [Elizabeth Fischer]
                                           [Rob Schatzman]*
                               Telecopier:  (212) 902-3000